UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2006

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2006, the Compensation Committee of the Board of Directors of Wright Express Corporation (the "Company"), after a review by its independent compensation consultant of market data for non-employee director compensation, voted to adopt the Wright Express Corporation Non-Employee Director Compensation Plan (the "Plan"). The Plan is effective as of January 1, 2007.

The Plan provides for, among other things, the following:

• Non-employee directors’ annual cash retainer of $35,000 per year (excluding the Non-Executive Chairman of the Board)
• Non-employee directors’ annual equity retainer equal to $70,000 per year (excluding the Non-Executive Chairman of the Board)
• Fees of $2,000 per meeting
• Committee chair fees of $25,000 for Audit, $12,000 for Compensation and $12,000 for Governance
• Non-executive Chairman annual cash retainer of $127,500
• Non-executive Chairman annual equity retainer equal to $127,500
• New director equity grants equal to not less than $50,000

This description of the Plan is qualified by reference to provisions of the Plan, which is attached to this Form 8-K as Exhibit 10.1 and incorporated into this description.

Item 9.01 Financial Statements and Exhibits.

10.1 Wright Express Corporation Non-Employee Director Compensation Plan (Effective January 1, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

September 13, 2006	By:	Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Wright Express Corporation Non-Employee Director Compensation Plan (Effective January 1, 2007)